EXHIBIT 10.3

NINTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "EIGHTH Amendment") is dated as of May 25, 2002 and is entered into between Scientific Technologies Incorporated Which Will Do Business in California as Oregon Scientific Technologies, an Oregon corporation (the "Borrower"), and Bank of the West, a California banking corporation (the "Bank").

RECITALS:

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated November 29, 1994, that certain First Amendment to Loan and Security Agreement dated as of May 31, 1995, that certain Second Amendment to Loan and Security Agreement dated as of May 31, 1996, that certain Third Amendment to Loan and Security Agreement dated as of May 31, 1997, that certain Fourth Amendment to Loan and Security Agreement dated as of June 9, 1998 and that certain Fifth Amendment to Loan and Security Agreement dated as of June 30, 2000, and that certain Sixth Amendment to Loan and Security Agreement dated as of June 30, 2000, that certain Seventh Amendment to Loan and Security Agreement dated as of October 6, 2000, and Eighth Amendment to Loan and Security Agreement dated as of June 28, 2001 (collectively, the "Loan Agreement") and that certain Equipment Purchase Line Note dated December 6, 1994 (the "Equipment Purchase Line Note");

B. Borrower and Bank intend to further amend the Loan Agreement and/or the Equipment Purchase Line Note as provided by this Eighth Amendment.

AMENDMENT:

NOW, THEREFORE, Borrower and Bank hereby agree as follows:

1. Definitions. This Ninth Amendment shall modify and, to the extent inconsistent with, amend the Loan Agreement. Any capitalized term not specifically defined herein shall have the meaning assigned to it in the loan Agreement.

2. Draw Period Amendment. The last sentence of Section 3.1(a) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

For the purpose of this Agreement, "Draw Period" shall mean the period between the date of this Loan and Security Agreement and the earlier of: (i) June 30, 2003 or (ii) the date on which the aggregate of all advances made pursuant to this Section 3.1 equals One Million and 00/100 Dollars ($1,000,000.00).

3. Credit Facility Term Amendment. The second sentence of the first paragraph of Section 4.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

Borrower's right to obtain advances under Section 2.1 and to enter into foreign exchange contracts under the FX Facility provided by Section 14.1 shall remain in full force and effect until June 30, 2003, and shall continue on a month-to-month basis thereafter until terminated by either party on thirty (30) days prior written notice to the other.

4. Identification of Permitted Liens. Notwithstanding anything to the contrary contained in the Loan Agreement (including, without limitation Section 9.7 of the Loan Agreement), Borrower shall be authorized and empowered to grant purchase money liens without Bank's consent, so long as each purchase money lien is secured solely by the asset acquired in such purchase and such lien does not extend to include a lien on any of Borrower's other assets.

5. Modification of Profitability Covenant. The provisions of Subsection 10.13(c) of the Loan Agreement shall be modified to require that Borrower shall maintain profitability on an annual fiscal year.

6. Addition of Tangible Net Worth Covenant. Add a new Subsection10.13(d), which shall read in its entirety as follows.

Borrower shall maintain a Tangible Net Worth in an amount not less than Sixteen Million Five Hundred Thousand Dollars ($16,500,000).

For the purposes of the Loan Agreement as modified and amended by this Ninth Amendment, the term "Tangible Net Worth" means net worth as determined in accordance with generally accepted accounting principles consistently applied, increased by debt subordinated to Bank and decreased by the following: patents, licenses, goodwill, capitalized research and development costs, subscription lists, organization expenses and monies due from affiliates (including officers, directors, shareholders, parents, partners, joint venturers, subsidiaries and commonly held companies).

For the purposes of the Loan Agreement as modified and amended by this Ninth Amendment, the term "debt subordinated to Bank" shall mean any loans, debts or other obligations ("Third Party Debts") owing by Borrower to any third parties (including, without limitation, any shareholders or affiliates of Borrower) and/or security interests ("Third Party Security") in the assets of Borrower (including, without limitation, the Collateral) in favor of any third parties (including, without limitation, any shareholder or affiliates of Borrower), which has been subordinated to Borrower's Obligation to Bank under the Loan Agreement, as modified and amended by this Ninth Amendment, and to Bank's security interests in the Collateral.

Such subordination shall be on terms and conditions acceptable to Bank in its sole and absolute discretion. With respect to Third Party Debt, such subordination shall include (at a minimum) an agreement by the holder of the Third Party Debt to suspend payments by Borrower of any principal, interest or other amount due under the Third Party debt until the Loan Agreement, as modified and amended by this Ninth Amendment, has been terminated and all of Borrower's Obligations to Bank have been paid off and satisfied. With respect to Third Party Security Interests, such subordination shall include (at a minimum) an agreement by the Beneficiary of the Third Party Security Interest to (I) subordinate the priority of its lien to the lien in favor of Bank and (ii) refrain from exercising any rights or remedies with respect to the property encumbered and hypothecated by such Third Party Security Interest until all Obligations owing by Borrower to Bank have been paid, performed and satisfied. All monies due from affiliates (including officers, directors, shareholders, parents, partners, joint venturers, subsidiaries and commonly held companies) shall be excluded from Borrower's assets for all purposes hereunder.

7. Conditions Precedent. Bank's duties to extend and renew the Obligations and to make Advances in accordance with this Ninth Amendment shall be subject to (I) there being no outstanding and uncured defaults under the Loan Agreement, the Equipment Purchase Line Note or any other obligation owing by Borrower to Bank; (ii) the satisfaction of each of the conditions precedent set forth in Article 6 of the Loan Agreement, each of which is incorporated herein by this reference; and (iii) the payment to Bank of a fee in the amount of Seven Thousand Five Hundred Dollars ($7,500), which fee shall represent an unconditional and non-refundable payment to Bank in consideration of Bank's agreement to enter into this Ninth Amendment : and (iv) the execution and delivery of this Ninth Amendment and such other documents as Bank may request.

8. Filing of perfection, Continuation and Other Documents. By executing this Ninth Amendment, Bank is hereby authorized to file any and all financing statements, continuation financing statements, fixture filings, landlord waivers, security agreements, chattel mortgages, assignments, deeds of trust, assignment of leases, endorsements of certificates of title, affidavits, reports, notices, schedules of Accounts, schedules of Inventory, and letters of authority and all other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Agreement, as modifies and amended by this Ninth Amendment.

9. Ratification of Warranties and Representations. Except as amended by this Ninth Amendment, Borrower hereby ratifies, reaffirms, and remakes as of the date hereof each and every representation and warranty contained in the Loan Agreement, the Equipment Purchase Line Note, or in any document executed and delivered in connection therewith.

10. Continued Force and Effect. Except as amended by this Ninth Amendment, all of the Terms and conditions of the Loan Agreement (and each and every document or instrument executed and delivered in connection therewith) is and shall remain in full force and effect.

IN WITNESS WHEREOF, Borrower has executed and delivered this Ninth Amendment to Bank on the date first above written at Walnut Creek, California.

"BORROWER"

SCIENTIFIC TECHNOLOGIES INCORPORATED WHICH WILL DO BUSINESS IN CALIFORNIA AS OREGON SCIENTIFIC TECHNOLOGIES, an Oregon corporation

By: /s/Joseph J. Lazzara
 Its: President and Chief Executive Officer

IN WITNESS WHEREOF, Bank hereby accepts this Ninth Amendment to be effective as of the date first above written in Walnut Creek, California.

"BANK"

BANK OF THE WEST,
a California banking corporation

By: /s/Georgia R. Turner
 Its: Vice President